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                                                                     EXHIBIT 4.7

                                                                  EXECUTION COPY


                  NONCOMPETITION AND NONSOLICITATION AGREEMENT


         THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT (the "Agreement"), dated as of June 13, 2000, among Bell Sports Corp. ("BSC"), Charlesbank Capital Partners LLC_("Charlesbank"), and Brentwood Private Equity LLC ("Brentwood") (Charlesbank and Brentwood are also referred to herein individually as an "Obligor" and collectively as the "Obligors"), and Bell Sports Holdings, L.L.C., a Delaware limited liability company (the "Purchaser"),

                                   WITNESSETH:

         WHEREAS, Bell Sports Corp., a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 13, 2000, by and among BSC, Purchaser and Andsonica Acquisition Corp.;

         WHEREAS, the Obligors own a significant portion of the issued and outstanding capital stock of the Company, and the Obligors have substantial knowledge and expertise regarding the business and affairs of the Company;

         WHEREAS, the Merger Agreement requires the Obligors to enter into this Agreement; and

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a material inducement to the Purchaser to enter into the Merger Agreement, the parties hereto hereby covenant and agree as follows:

         1. Definitions. Unless otherwise defined herein, each capitalized term used herein and not otherwise defined shall have the meaning set forth in the Merger Agreement.

         2.       Noncompetition and Nonsolicitation.

                  2.1. Noncompetition. Each Obligor covenants and agrees that, for a period commencing on the date hereof and ending on July 31, 2002, neither it nor any of its affiliates (other than the Company) shall, directly or indirectly, devote any endeavor or effort to, or invest in, a Person or business that is the same as or substantially similar to the Company's business on the date hereof, being the manufacturer and marketer of bicycle, inline skating, snowboarding, snow skiing and water sport helmets and bicycle accessories (the "Business"), in the United States, Canada, Western Europe, Australia or Asia.

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                  2.2.     Nonsolicitation. Each Obligor covenants and agrees
that, for a period commencing on the date hereof and ending on July 31, 2002, neither of the Obligors nor any of their affiliates shall, whether for their own account or for the account of any other Person, divert or attempt to divert, directly or indirectly, or otherwise interfere in a material fashion with the Business, or any dealers or contractors of the Business, or induce or attempt to induce, directly or indirectly, any Person to terminate his or her employment or other business association with the Company or its subsidiaries.

                  2.3. Confidential Information. Neither of the Obligors nor any of their Affiliates shall, at any time, either during the term or after termination or expiration of this Agreement, without the prior express written consent of the Purchaser, disclose or use for its own benefit or the benefit of any Person, any secret or confidential knowledge or information pertaining, directly or indirectly, to any aspect of the Company or its subsidiaries' business or affairs, unless and to the extent that such information falls into or is otherwise in the public domain (other than by reason of a breach of this Agreement or any confidentiality agreement by either of the Obligors or any of their Affiliates) or unless such disclosure is required by law; provided, however, that such information may be disclosed to financial and legal advisors of the Obligor for the purpose of filing tax returns.

                  2.4. Severability. The Obligors acknowledge that the provisions of this Section 2 are essential to the continued goodwill and profitability of the Company and further acknowledge that the application or operation thereof will not involve a substantial hardship upon either of them. Should any court of competent jurisdiction determine that the provisions of this
Section 2 are unenforceable in respect of scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Purchaser, to the fullest extent permitted by applicable law, the benefits intended by this
Section 2.

                  2.5. Injunctive Relief. The parties recognize that irreparable damage would result in the event that the provisions of this Section 2 are not specifically enforced. Accordingly, the parties hereby agree that the beneficiary of such Section shall be entitled, in addition to any other remedy or damages available to it in the event of any such violation, to injunctive relief to restrain such violation by any Person intended to be subject to the restrictions contained herein. In addition, if any dispute arises concerning action in violation of any such provisions, the parties hereto agree that an injunction may issue restraining such action pending determination of such controversy and that no bond or other security shall be required in connection therewith. The remedies contained in this Section 2.5 shall not be exclusive


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and shall be in addition to any other remedies that the parties may have.

         3. Rights and Remedies Cumulative. Each right, power and remedy of the Purchaser as provided for in this Agreement or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any other document or now or hereafter existing at law, in equity, by statute or otherwise, and the exercise or beginning of the exercise by the Purchaser of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Purchaser of any or all such other rights, powers or remedies.

         4. Strict Performance. No failure or delay by the Purchaser to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any other document, or to exercise any right, power or remedy upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Purchaser from exercising any such right, power or remedy at any later time or times.

         5. Amendment. Neither this Agreement nor any term, condition, covenant or agreement hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         6. Representations and Warranties. Each Obligor represents and warrants to the Purchaser as follows:

                           (a) Such Obligor has full power and authority to
enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by such Obligor and is a valid and binding agreement and obligation of such Obligor enforceable against such Person in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting the enforcement of creditors' rights and general principles of equity.

                           (b) Neither the execution and delivery of this
Agreement, the consummation of any of the transactions contemplated herein nor compliance with the terms hereof will conflict with or result in a breach of, any Law or Order applicable to such Obligor or any agreement or instrument to which such Obligor is a party or by which such Person is bound.

                           (c) No Order of any kind is in existence that would
prevent such Obligor from performing his obligations set forth herein. No Consent or approval of any third party is required by virtue of the execution hereof by such Obligor or

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the consummation of any of the transactions contemplated herein by such Obligor.

         7. Review of Documents. Each Obligor represents that, with the assistance of counsel of his choice, he has read and reviewed the documents delivered in connection with the transactions identified herein and contemplated hereby, including, without limitation, the Merger Agreement, as each such Obligor or his counsel deems necessary or desirable to read.

         8. Severability. If any clause or provision herein operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held null and void as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

         9. Headings. The headings contained in this Agreement are included for convenience of reference only and are not intended to modify the terms hereof.

         10. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to conflicts of laws principles thereof.

         11. Entire Agreement. This Agreement and the Merger Agreement represents the final agreement of the parties pertaining to the subject matter of this Agreement and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties pertaining to the subject matter of this Agreement.

         12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, representatives, successors and assigns of the parties hereto, provided that this Agreement may not be assigned by either of the Obligors without the prior written consent of the Purchaser, which consent may be withheld in the Purchaser's sole discretion.

         13. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

         14. Notices. All notices and other communications provided for herein shall be by facsimile transmission, or in writing and telecopied, or delivered by a nationally recognized overnight delivery service, to the intended recipient at the

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telephone number, telecopier number, or "Address for Notices" specified:

         If to Charlesbank:                 Charlesbank Capital Partners LLC
                                            600 Atlantic Avenue
                                            26th Floor
                                            Boston, Massachusetts 02210-2203
                                            Attention:  Tim Palmer
                                            Telephone:  (617) 619-5400
                                            Telecopy:   (617) 619-5402

         with a copy to:                    Sidley & Austin
                                            Bank One Plaza
                                            10 South Dearborn Street
                                            Chicago, Illinois 60603
                                            Attention:  Larry A. Barden
                                            Telephone:  (312) 853-7000
                                            Telecopy:   (312) 853-7036


         If to Brentwood:                   Brentwood Private Equity LLC
                                            11150 Santa Monica Boulevard
                                            Suite 1200
                                            Los Angeles, California 90025
                                            Attention:  Anthony Choe
                                            Telephone:  (310) 477-6611
                                            Telecopy:   (310) 477-1011

         with a copy to:                    Sidley & Austin
                                            Bank One Plaza
                                            10 South Dearborn Street
                                            Chicago, Illinois 60603
                                            Attention:  Larry A. Barden
                                            Telephone:  (312) 853-7000
                                            Telecopy:   (312) 853-7036


         If to Purchaser:                   Bell Sports Holdings, L.L.C.
                                            c/o Chartwell Investments II LLC
                                            717 Fifth Avenue
                                            23rd Floor
                                            New York, New York 10022
                                            Attention:  Michael S. Shein
                                            Telephone:  (212) 521-5500
                                            Telecopy:   (212) 521-5533

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         with a copy to:                    Akin, Gump, Strauss, Hauer & Feld,
                                              L.L.P.
                                            1333 New Hampshire Avenue, NW
                                            Suite 400
                                            Washington, DC 20036
                                            Attention:  Russell W. Parks, Jr.
                                            Telephone:  (202) 887-4092
                                            Telecopier: (202) 887-4288


         If to the Company:                 Bell Sports Corp.
                                            6350 San Ignacio Avenue
                                            San Jose, California 95119
                                            Attention:  Richard Willis
                                            Telephone:  (408) 574-3400
                                            Telecopy:   (408) 224-3694

         with a copy to:                    Akin, Gump, Strauss, Hauer & Feld,
                                              L.L.P.
                                            1333 New Hampshire Avenue, NW
                                            Suite 400
                                            Washington, DC 20036
                                            Attention:  Russell W. Parks, Jr.
                                            Telephone:  (202) 887-4092
                                            Telecopier: (202) 887-4288

or, as to any party, at such other telecopier number or address as may designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be deemed to have been duly given when transmitted by confirmed telecopier or when actually received by the intended recipient.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

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         IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.



                                               BRENTWOOD PRIVATE EQUITY LLC



                                               By: /s/ William M. Barnum
                                                  ------------------------------
                                               Name:   William M. Barnum
                                                    ----------------------------
                                               Title:  Manager
                                                     ---------------------------



                                               CHARLESBANK CAPITAL PARTNERS LLC



                                               By: /s/ Tim R. Palmer
                                                  ------------------------------
                                               Name:   Tim R. Palmer
                                                    ----------------------------
                                               Title:  Managing Directors
                                                     ---------------------------
                                               By: /s/ MICHAEL THONIS
                                                  ------------------------------
                                               Name:   Michael Thonis
                                                    ----------------------------



                                               BELL SPORTS CORP.



                                               By: /s/ Richard S Willis
                                                  ------------------------------
                                               Name:   Richard S Willis
                                                    ----------------------------
                                               Title:  Executive V.P.
                                                     ---------------------------



                                               BELL SPORTS HOLDINGS, L.L.C.



                                               By: /s/ Michael Shein
                                               ---------------------------------
                                               Name:  Michael Shein
                                               ---------------------------------
                                               Title: Director
                                               ---------------------------------


                                               Signature Page for Noncompetition
                                                   and Nonsolicitation Agreement